TherapeuticsMD, Inc. 8-K

Exhibit 99.1

IMVEXXY® Update April 8, 2019

2 Forward - Looking Statements This presentation by TherapeuticsMD, Inc. (referred to as “we” and “our”) may contain forward - looking statements. Forward - lookin g statements may include, but are not limited to, statements relating to our objectives, plans and strategies, as well as state men ts, other than historical facts, that address activities, events or developments that we intend, expect, project, believe or anti cip ate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipat e,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions and are ba sed on assumptions and assessments made in light of our managerial experience and perception of historical trends, current condition s, expected future developments and other factors we believe to be appropriate. Forward - looking statements in this presentation are made as of the date of this presentation, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward - looking statements are n ot guarantees of future performance and are subject to risks and uncertainties, many of which may be outside of our control. Imp ort ant factors that could cause actual results, developments and business decisions to differ materially from forward - looking statement s are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our mos t r ecent Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q, as well as our current reports on Form 8 - K, and include the following: our ability to maintain or increase sales of our products; our ability to develop and commercialize IMVEXXY®, ANNOVERA TM , BIJUVA TM and our hormone therapy drug candidates and obtain additional financing necessary therefor; whether we will be able to comply with the covenants and conditions under our term loan agreement; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of our current or future approved products or preclude t he approval of our future drug candidates; the length, cost and uncertain results of future clinical trials; the ability of our lic ensees to commercialize and distribute our product and product candidates; our reliance on third parties to conduct our manufacturing, research and development and clinical trials; the availability of reimbursement from government authorities and health insura nce companies for our products; the impact of product liability lawsuits; the influence of extensive and costly government regula tio n; the volatility of the trading price of our common stock and the concentration of power in our stock ownership. This non - promotional presentation is intended for investor audiences only.

Strong Imvexxy Launch

IMVEXXY (estradiol vaginal inserts) Launch Metrics	
Total paid scripts dispensed to patients[1] (since launch through March 31, 2019)	~137,600
Total paid scripts (March 1-31, 2019)	~28,100
Total patients (since launch through March 31, 2019)	~44,700
Total prescribers[2] (since launch through March 31, 2019)	~10,100

Comparison of Average Weekly & Daily Script Volume
(Average Weekly Volume: TRx for month / # days in month * 7 days)

	For 28 Days in Feb. 2019	For 31 Days in Mar. 2019
Average weekly volume	~5,900	~6,300
Average daily volume	~840	~900

[1] Total prescription data is based on IQVIA prescriber level data plus additional unique patients identified through utilization of our affordability program. This includes a one week estimation for the lag in reporting retail data, which can cause minor fluctuations in historical comparisons.
[2] Total Unique Prescribers that have sent a prescription to a pharmacy for at least 1 patient for IMVEXXY.

TherapeuticsMD®
For Her. For Life.

3

4 * Successful Launch Execution References: 1. Total prescription data is based on IQVIA prescriber level data plus additional unique patients identified through utilizatio n o f our affordability program. 2. Osphena and Intrarosa sourced is Symphony Health Integrated Dataverse . 3. Vagifem sourced from IQVIA National Prescriber Level Data. All trademarks are the property of their respective owners. *Month 9 for IMVEXXY is March 2019 Month 1 Month 2 Month 3 Month 4 Month 5 Month 6 Month 7 Month 8 Month 9 Month 10 Month 11 Month 12 Month 13 Month 14 Month 15 Month 16 Month 17 Month 18 Imvexxy 200 6,300 8,400 13,300 14,400 19,800 23,500 23,600 28,100 Vagifem 25mcg 300 3,500 8,800 12,600 17,800 21,000 24,000 26,700 28,700 36,200 37,200 43,200 45,900 47,900 52,600 48,700 57,700 56,500 Osphena 0 700 1,700 2,700 3,500 5,100 6,100 7,300 9,200 10,500 13,300 14,500 16,600 18,100 19,000 19,400 19,800 20,800 Intrarosa 100 1,400 2,400 3,900 5,100 6,300 6,900 7,600 9,700 10,600 12,600 13,800 14,700 16,500 16,100 19,200 19,200 20,600 19,800 23,600 28,100 12,600 21,000 26,700 28,700 43,200 56,500 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 IMVEXXY TRx Launch Comparison ▪ IMVEXXY continues to grow both weekly average volume and daily average volume for March (31 day month) vs February (28 day month) ▪ Average daily volume for 31 days in March 2019 increase to ~900 from ~840 for the 28 days in February 2019

5 Strong Patient Adherence & Compliance through March 31, 2019 Average fills for all patients through March 31, 2019 = 3 .07 3 IMVEXXY Patient Compliance 1,2 Month Initial Prescription Filled Average # Fills for those Patients Maximum Allowable Fills Given the Month of Initial Fill February 2019 1.8 Fills 2 Fills January 2019 2.5 Fills 3 Fills December 2018 3.0 Fills 4 Fills November 2018 3.7 Fills 5 Fills October 2018 4.1 Fills 6 Fills September 2018 4.7 Fills 7 Fills August 2018 6.0 Fills 8 Fills 1 Average number of fills per patient is the average number of fills per patient grouped by their initial month on therapy. 2 Total prescription data is based on IQVIA prescriber level data plus additional unique patients identified through utilizatio n o f our affordability program. 3 Average number of fills for all patients is calculated as Total Rx / Total Patients . Example of calculation: For patients who filled their initial prescription in November 2018, each of those patients averaged 3.7 fills from November 2018 through March 2019